SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

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[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CEDAR SHOPPING CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CEDAR SHOPPING CENTERS, INC.

_____________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2011

_____________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cedar Shopping Centers, Inc. (the “Company”) will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, NY 10038, on Wednesday, June 15, 2011 at 10:00 in the morning for the following purposes:

1.	To elect eight directors.

2.	To amend the 2004 Stock Incentive Plan.

3.	To vote upon an advisory (non-binding) resolution to approve executive compensation.

4.	To vote (non-binding) on the frequency of an advisory vote on executive compensation.

5.	To approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

6.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on April 21, 2011, shall be entitled to notice of, and to vote at, the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2011.  THE
PROXY STATEMENT AND OUR 2010 ANNUAL REPORT ARE AVAILABLE AT
HTTP://WWW.CEDARSHOPPINGCENTERS.COM.

By order of the Board of Directors

Leo S. Ullman
Chairman of the Board

Dated:  April 25, 2011
Port Washington, NY

IMPORTANT:  PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CEDAR SHOPPING CENTERS, INC.
44 SOUTH BAYLES AVENUE
PORT WASHINGTON, NEW YORK 11050

_____________________________

PROXY STATEMENT
_____________________________

The accompanying Proxy is solicited by the Board of Directors of Cedar Shopping Centers, Inc., a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 15, 2011, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 21, 2011 shall be entitled to vote.  The cost of solicitation of proxies will be borne by the Company.  The Company has retained Phoenix Advisory Partners to assist in the solicitation of proxies for a fee of $10,500, plus out-of-pocket expenses.  The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons.  The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the meeting, he may elect to revoke his proxy and vote his shares personally.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2010 is being mailed herewith to each stockholder of record.  It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 25, 2011.  The Company’s website address is www.cedarshoppingcenters.com.

On April 21, 2011, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting, 67,711,581 shares of common stock.  Each holder of common stock is entitled to one vote for each share of stock held by such holder.  The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Each item on the agenda, other than proposal 4, must receive the affirmative vote of a majority of the shares of Common Stock cast at the meeting in order to pass.  Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

Broker Discretionary Voting

Effective in 2010, the discretionary ability of brokers to vote your shares has been changed.  As the result, brokers no longer have discretionary authority to vote with respect to the election of directors.  If your shares are held by a broker, the broker will ask you how you want to vote your shares.  If you provide the broker with instructions, your shares will be voted in accordance with your instructions.  If you do not give any instruction on any of the proposals, then with respect to the election of directors and the vote on proposals 2, 3 and 4, your shares will not be voted.  Therefore, it is important that you give instructions to your broker as to how to vote your shares.

It is expected that the following business will be considered at the meeting and action taken thereon:

1.           ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified.

It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company.  If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select.

The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.  The following table sets forth certain information with respect to the nominees.

NOMINEES FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Served as a Director Since

James J. Burns	71
Mr. Burns, a director since 2001 and a member of the Audit (Chair), Compensation and Nominating/Corporate Governance Committees, was chief financial officer and senior vice president of Reis, Inc. (formerly Wellsford Real Properties, Inc.) from December 2000 until March 2006, and vice chairman from April 2006 until March 2009, when he entered into a consulting role at that company.  He continues to have primary responsibility for income tax compliance and reporting.  He joined Reis in October 1999 as chief accounting officer upon his retirement from Ernst & Young LLP in September 1999.  At Ernst & Young LLP, Mr. Burns was a senior audit partner in the E&Y Kenneth Leventhal Real Estate Group for 22 years.  Since 2000, Mr. Burns has also served as a director of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange.  Mr. Burns is a certified public accountant and a member of the American Institute of Certified Public Accountants.  Mr. Burns received a B.A. and M.B.A. from Baruch College of the City University of New York.
			2001

Raghunath Davloor	49
Mr. Davloor, a director since October 2009, has been, from February 2008 to present, Senior Vice President and Chief Financial Officer of RioCan Real Estate Investment Trust, Canada’s largest real estate investment trust.  RioCan, headquartered in Toronto, Ontario, is involved in the ownership, development, management, leasing, acquisition and redevelopment of retail properties across Canada.  RioCan, through a subsidiary, owns an investment in the Company and is a partner with the Company in joint venture properties in the U.S.  From January 2006 until February 2008, Mr. Davloor was Vice President and Director of Investment Banking at TD Securities, covering the real estate sector.  For ten years prior thereto, he was with O&Y Properties Corporation and O&Y REIT in a number of progressive positions, ultimately becoming Chief Financial Officer.  Prior to joining O&Y, Mr. Davloor was a Senior Tax Manager at Arthur Andersen in the real estate advisory services group, specializing in real estate and international taxation.  He is a chartered accountant and a member of the Institute of Chartered Accountants of Ontario.  Mr. Davloor holds a Bachelor of Commerce degree from the University of Manitoba.
			2009

Richard Homburg	62
Mr. Homburg, a director since 2002, and chairman from November 1999 to August 2000, was born and educated in the Netherlands.  He is presently a private real estate investor.  Until March 22, 2011, Mr. Homburg was chairman and CEO of Homburg Invest Inc. and president of Homburg Invest USA Inc. (a wholly-owned subsidiary of Homburg Invest Inc., a publicly-traded Canadian corporation listed on the Toronto and Euronext Amsterdam Stock Exchanges).  Mr. Homburg was the president and CEO of Uni-Invest N.V., a publicly-listed Netherlands real estate fund, from 1991 until 2000.  In 2002, an investment group purchased 100% of the shares of Uni-Invest N.V., taking it private, at which time it was one of the largest real estate funds in the Netherlands with assets of approximately $2.5 billion.  In addition to his varied business interests, Mr. Homburg has served on many boards.  He is a past director of Evangeline Trust, the Urban Development Institute of Canada, and the World Trade Center in Eindhoven, the Netherlands, and was co-founder, past president and director of the Investment Property Owners Association of Nova Scotia.  He is a director of the Fathers of Confederation Building Trust as well as director or advisory board member of other large charitable organizations.  In 2004 he was named Entrepreneur of the Year for the Atlantic Provinces by Ernst & Young LLP.  Mr. Homburg holds an honorary Doctorate in Commerce from St. Mary’s University in Halifax, Nova Scotia and an honorary Doctorate in Law from the University of Prince Edward Island.
			2002

Pamela N. Hootkin	63
Ms. Hootkin, a director since June 2008 and a member of the Audit and Compensation Committees, has been senior vice president, treasurer and director of investor relations at Phillips-Van Heusen Corporation since June 2007.  She joined Phillips-Van Heusen in 1988 as vice president, treasurer and corporate secretary and in 1999 became vice president, treasurer and director of investor relations.  From 1986 to 1988, Ms. Hootkin was vice president and chief financial officer of Yves Saint Laurent Parfums, Inc.  From 1975 to 1986, she was employed by Squibb Corporation in various capacities, with her last position being vice president and treasurer of a division of Squibb.  Ms. Hootkin is a board member of Safe Horizon, New York (a not-for-profit organization) where she also serves on the executive and finance committees.  Ms. Hootkin received a B.A. from the State University of New York at Binghamton and an M.A. from Boston University.
			2008

Paul G. Kirk, Jr.	73
Mr. Kirk, a director from 2005 to September 2009 when he resigned as the result  of his appointment as a United States Senator for Massachusetts to the seat previously held by the late Senator Edward M. Kennedy, and re-elected to the Board in June 2010, is a member of the Nominating/Corporate Governance (Chair) Committee and the Lead Director (as among the independent directors) and is a retired partner of the law firm of Sullivan & Worcester, LLP of Boston, MA.  He was a member of the firm from 1977 through 1990.  He also serves as Chairman and CEO of Kirk & Associates, Inc., a business advisory and consulting firm.  Mr. Kirk currently serves on the Board of Directors of the Hartford Financial Services Group, Inc., Rayonier, Incorporated (a real estate investment trust listed on the New York Stock Exchange) and the Advisory Board of Bloomberg Government.  He has previously served on the Boards of Directors of ITT Corporation (1989-1997) and of Bradley Real Estate, Inc. (1991-2000), a real estate investment trust that was subsequently acquired by Heritage Property Investment Trust, Inc.  Mr. Kirk was a founding Director of the John F. Kennedy Library Foundation and served as its Chairman from 1992 to 2009.  He was a founding Director of the Commission on Presidential Debates and served as its Co-Chairman  from 1987 to 2009.  From 1985 to 1989, Mr. Kirk served as Chairman of the Democratic Party of the U.S., and from 1983-1985 as its Treasurer.  A graduate of Harvard College and Harvard Law School, Mr. Kirk is past-Chairman of the Harvard Board of Overseers’ Nominating Committee and of the Harvard Board of Overseers’ Committee to Visit the Department of Athletics.  He has received many awards for civic leadership and public service, including honorary doctors of law degrees from Stonehill College and the Southern New England School of Law.
			2010

Everett B. Miller, III	65
Mr. Miller, a director since 1998 and a member of the Audit and Compensation Committees, is vice president of alternative investments at the YMCA Retirement Fund.  In March 2003, Mr. Miller was appointed to the Real Estate Advisory Committee of the New York State Common Retirement Fund.  Prior to his retirement in May 2002 from Commonfund Realty, Inc., a registered investment advisor, Mr. Miller was the chief operating officer of that company from 1997 until May 2002.  From January 1995 through March 1997, Mr. Miller was the Principal Investment Officer for Real Estate and Alternative Investment at the Office of the Treasurer of the State of Connecticut.  Prior thereto, Mr. Miller was employed for eighteen years at affiliates of Travelers Realty Investment Co., at which his last position was senior vice president.  Mr. Miller received a B.S. from Yale University.
			1998

Leo S. Ullman	71
Mr. Ullman, chief executive officer, president and chairman of the board of directors, has been involved in real estate property and asset management for more than thirty years.  He was chairman and president since 1978 of the real estate management companies, and their respective predecessors and affiliates, which were merged into the Company in 2003.  Mr. Ullman was first elected as the Company’s chairman in April 1998 and served until November 1999.  He was re-elected in December 2000.  Mr. Ullman also has been chief executive officer and president from April 1998 to date.  He has been a member of the New York Bar since 1966 and was in private legal practice until 1998.  From 1984 until 1993, he was a partner in the New York law firm of Reid & Priest, and served as initial director of its real estate group.  He also served in the U.S. Marine Corps.  He has lectured and written books, monographs and articles on investment in U.S. real estate, and is a former adjunct professor of business at the NYU Graduate School of Business.  A former winner and national judge, Mr. Ullman is a founding member of the Ernst & Young Entrepreneur of the Year Alumni Council.  He serves on the boards of several charities, is a member of the Development Committee of the U.S. Holocaust Memorial Museum, and has received several awards for community service.  Mr. Ullman received an A.B. from Harvard University, an M.B.A. from the Columbia University Graduate School of Business and a J.D. from the Columbia University School of Law where he was a Harlan Fiske Stone scholar.
			1998

Roger M. Widmann	71
Mr. Widmann, a director since 2003 and a member of the Compensation (Chair) and Nominating/Corporate Governance Committees, is an investment banker.  He was a principal of the investment banking firm of Tanner & Co., Inc. from 1997 to 2004.  From 1986 to 1995, Mr. Widmann was a senior managing director of Chemical Securities, Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase Corporation).  Prior to joining Chemical Securities, Inc., Mr. Widmann was a founder and managing director of First Reserve Corporation, the largest independent energy investing firm in the U.S.  Previously, he was senior vice president with the investment banking firm of Donaldson, Lufkin & Jenrette, responsible for the firm’s domestic and international investment banking business.  He had also been a vice president with New Court Securities (now Rothschild, Inc.).  He was a director of Lydall, Inc. (listed on the New York Stock Exchange), a manufacturer of thermal, acoustical and filtration materials, from 1974 to 2004, and its chairman from 1998 to 2004.  He is a director of Standard Motor Products, Inc. (listed on the New York Stock Exchange), a manufacturer of automobile replacement parts, and GigaBeam Corporation, a manufacturer of “last mile” wireless transmission systems.  Mr. Widmann is Chairman of Keystone National Group, a fund of private equity funds, and is CEO of Cutwater Associates LLC, a corporate advisory firm.  He is also a senior moderator of the Aspen Seminar at The Aspen Institute, and is a board member of the March of Dimes of Greater New York and Vice Chairman of Oxfam America.  Mr. Widmann received an A.B. from Brown University and a J.D. from Columbia University.
			2003

CORPORATE GOVERNANCE PRINCIPLES

Independent Directors

Pursuant to rules of the New York Stock Exchange and applicable law, a majority of the Company’s directors must be independent as specified therein.  As a result, the Board undertook a review of the independence of the Company’s directors.  During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Transactions with Related Persons” below.  The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates.  The purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent.

As the result of this review, the Board affirmatively determined that each of Messrs. Burns, Kirk, Miller and Widmann and Ms. Hootkin is independent of the Company and its management.  The Board determined that none of these independent directors had any material relationships with the Company.  The directors who are not independent are Messrs. Ullman, Davloor and Homburg.

Corporate Governance Principles and Committee Charters

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value.  These principles are discussed more fully below and are set forth in our Code of Business Conduct and Ethics and the committee charters for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.  These documents are available on our website at www.cedarshoppingcenters.com.

Code of Business Conduct and Ethics

All of our employees, including our chief executive officer, chief financial officer and chief accounting officer, and our directors are required to comply with our Code of Business Conduct and Ethics.  Our Code is available on our website.  It is our intention to disclose any amendments to, or waivers from, any provisions of this Code as it applies to our chief executive officer, chief financial officer and chief accounting officer on our website within three business days of such amendment or waiver.

Audit Committee

The Board of Directors has established an Audit Committee consisting of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III.  The charter of the Audit Committee is available on the Company’s website.  All the members of the Audit Committee are independent under the rules of the New York Stock Exchange and applicable law.  Each of Mr. Burns and Ms. Hootkin is qualified as an audit committee financial expert within the meaning of applicable law and the Board has determined that each of them has accounting and related financial management expertise under the rules of the New York Stock Exchange.  The functions of this committee include engaging and discharging of the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and results of the auditing engagement, reviewing the independence of the independent registered public accounting firm and approving the audit and non-audit fees in advance if substantial services are being performed.

Compensation Committee

The Board of Directors has established a Compensation Committee consisting of James J. Burns, Pamela N. Hootkin, Everett B. Miller, III and Roger M. Widmann, all of whom are independent.  This committee reviews and approves the compensation and benefits of executive officers and directors, administers and makes recommendations to the Board of Directors regarding executive and director compensation and stock incentive plans, and approves an annual report on executive compensation for inclusion in the proxy statement.

Nominating/Corporate Governance Committee

The Board of Directors has established a Nominating/Corporate Governance Committee consisting of James J. Burns, Paul G. Kirk, Jr. and Roger M. Widmann, all of whom are independent.  This committee develops and recommends to the Board of Directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establishes criteria for prospective members of the Board of Directors, conducts candidate searches and interviews, oversees and evaluates the Board of Directors and management, evaluates from time to time the appropriate size and composition of the Board of Directors and formally proposes the slate of directors to be elected at each Annual Meeting of Stockholders.

Nomination of Directors

The Nominating/Corporate Governance Committee is responsible for the selection and nomination of directors.  The Committee has adopted a policy to consider nominees recommended by stockholders of the Company.  Stockholders who wish to recommend a nominee should send nominations directly to the Nominating/Corporate Governance Committee, at the principal executive offices of the Company, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name, business experience and consent to be nominated for membership on our Board of Directors and to serve if elected by the stockholders.  The recommendation must be received not later than the date for stockholder proposals set forth herein under “Other Matters—Stockholder Proposals.”  We did not receive for this meeting any recommended nominees for director from any of our stockholders, other than from our directors.  We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.  The Nominating/Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies, provide for succession or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience and report its findings to the Board.  The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards and other professional experience to enhance the Board’s effectiveness;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the business of the Company; and

•	the extent to which the prospective nominee provides the Board with diversity in experience and background.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Committee determines whether the person should be considered for a Board position, and one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

There would be no differences in the manner in which the Nominating/Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Committee.

Qualification of Directors

The Company selects directors in compliance with the Company’s corporate governance guidelines and the charter of the Nominating/Corporate Governance Committee, using the standards and qualifications discussed under “Nomination of Directors.”  The Company is also mindful that a majority of the directors must be independent.  The existing directors were selected for a variety of reasons and to attempt to reflect the diverse business needs of the Company and diversity in experience and background.  Mr. Burns’ qualifications for election to the Company’s Board include his extensive financial and accounting expertise, particularly with public companies in the real estate industry, including real estate investment trusts.  He is currently the audit committee chairman of another REIT.  Mr. Burns qualifies as an audit committee financial expert.  Mr. Davloor was elected as a director pursuant to an agreement with RioCan Real Estate Investment Trust, but he provides extensive knowledge in finance and accounting, with a focus on real estate investment trusts.  Mr. Homburg has extensive experience in the real estate industry, including his involvement with public real estate companies.  Ms. Hootkin brings to the Board expertise in finance, investor relations and the retail industry.  She serves as a second financial expert on the Audit Committee, while also bringing gender diversity to the Board.  Mr. Kirk has extensive legal experience and experience in government and public affairs.  He also has experience as a director of another REIT, as well as several other public companies.  Mr. Miller has been involved in commercial real estate since 1974, with extensive knowledge about the industry in which the Company operates.  Mr. Ullman has been involved in real estate property and asset management for more than 30 years and has been chief executive officer and president of the Company since 1998.  In such positions, he has obtained the most extensive knowledge about the Company, its operations and the retail shopping center industry.  Investment banking expertise is provided to the Company by Mr. Widmann, who has spent most of his career in the investment banking world.  His knowledge has assisted the Company in its capital raising and other finance related activities.

Board Meetings

In the fiscal year ended December 31, 2010, there were 13 meetings of the Board of Directors, five meetings of the Audit Committee, six meetings of the Compensation Committee and four meetings of the Nominating/Corporate Governance Committee.  Each director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he or she served, except for Mr. Homburg, who attended 61.5% of the Board meetings.  Board members are encouraged to attend our Annual Meeting of Stockholders.  All of our directors attended our 2010 Annual Meeting.

Communications with the Board

The Nominating/Corporate Governance Committee of the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board.  Stockholders and other parties interested in communicating with any directors of the Company (or the Board as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices.  The Secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the Secretary’s opinion, deals with the functions of the Board or committees thereof or that he otherwise determines requires the Board’s attention.  The Board, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board.

Correspondence relating to accounting, internal controls or auditing matters is handled by the Audit Committee in accordance with its procedures.

Leadership Structure of the Board

The non-management directors of our Board meet in executive session several times during the year, generally on the same day as regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate.  Paul G. Kirk, Jr. has been chosen by the non-management directors to be the independent lead director and to preside at each such meeting.

The Company currently combines the role of Chairman of the Board with the Chief Executive Officer.  The Board believes this creates effective leadership and an effective decision-making process.  The Company does not believe it needs to separate these functions since the Board has approved a strong, independent lead director.  The lead director is actively involved in corporate governance matters and on at least a quarterly basis runs an executive session of independent directors.  In addition, the Nominating/Corporate Governance Committee annually conducts an evaluation of the performance of the Board and its committees and of the Chief Executive Officer.  A key responsibility of the Board and Chief Executive Officer is to ensure continuity of leadership of the Company.  Each year, the Chief Executive Officer presents a succession plan to the Board.  This plan is reviewed on at least an annual basis by the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

In 2004, we formulated a preliminary compensation philosophy that was designed to provide a market competitive, performance based compensation package consisting of base salary, annual bonuses and long term equity awards for performance.  Since then, our Compensation Committee has designed and implemented this compensation program for the chief executive officer, or CEO, and other executives.  The Committee evaluates the performance of the CEO and determines his compensation in light of the goals and objectives of the compensation program, based on all the criteria discussed herein.  Based on initial recommendations and input from the CEO, the Committee assesses the performance of the other executives and approves their compensation.  Our Compensation Committee retained a compensation consulting firm, Chernoff Diamond & Co., LLC, to assist our Committee in implementing the compensation policy.  The consultant provides to our Committee relevant market data about our peer companies and makes recommendations as to compensation matters.  The consultant is not otherwise engaged by the Company and does not provide any other services for the Company.  The discussion under this Compensation Discussion and Analysis relates to the CEO and the other named executive officers included in the Summary Compensation Table.

Compensation Objectives

As set forth in its Charter, the Committee’s compensation philosophy is to align executive compensation with the interests of stockholders, attract, retain and motivate a highly competent team of executives, link pay to performance, achieve a balance between short-term and long-term results, teamwork and individual contributions and utilize equity as a significant reward for performance.

The Committee uses three components in establishing executive compensation, namely base salary, annual bonuses and long-term equity compensation.  As a result, two key elements of compensation depend upon the performance of the executive, including (a) an annual bonus that is based on an assessment of the executive group’s performance within the context of our overall performance, a portion of which is paid in shares of stock of the Company that are subject to a one-year vesting and continued service, and (b) long-term equity compensation in the form of shares, with 25% vesting on the third anniversary if the employee is still employed by the Company, and the remaining 75% earned after three years only if various targets are achieved over such three-year period.  Salary is intended to be commensurate with the executive’s scope of responsibility and effectiveness.  Bonuses are designed to reward annual results, including qualitative accomplishments.  Long-term equity compensation focuses on our Company achieving long-term sustained results.  We attempt to retain our executives by rewarding the executives with long-term equity only if the executive remains with us for the entire three-year performance period.  The policy for allocating between either cash and non-cash compensation or short-term or long-term compensation is established on an annual basis.  The Committee determines the appropriate level and mix of compensation.  The Committee also considers the individual components of compensation, as well as the total compensation received by each named executive officer, relative to such officer’s performance, the peer group and each other (i.e., internal equity) in making its determination.  The Company does not provide material perquisites or supplemental retirement benefits.  The Committee has not utilized tally sheets or wealth accumulation in evaluating compensation, but it may do so in the future.

Implementation

For use in setting compensation for 2011, the consultant selected a peer group of 15 equity REITs with a business focus similar to ours, a majority of which are our direct competitors.  The peer group was changed from the prior year to represent a more size equivalent group.  The data that was obtained for these companies was for the 2009 fiscal year.  The peer group selected by the consultant was reviewed and approved by the Chairman of the Committee and the CEO of the Company and consisted of the following companies:

Acadia Realty Trust	Inland Real Estate Corp.
Ashford Hospitality Trust Inc.	Kite Realty Group Trust
Colonial Properties Trust	Lexington Realty Trust
Cousins Properties Inc.	Pennsylvania Real Estate Investment Trust
First Potomac Realty Trust	Ramco Gershenson Properties Trust
Getty Realty Corp.	Saul Centers Inc.
Glimcher Realty Trust	Urstadt Biddle Properties Inc.
Hersha Hospitality Trust

Although comparisons of compensation paid to our named executive officers relative to compensation paid to similarly situated executives in our peer group assists the Committee in determining compensation, the Committee evaluates compensation based on the corporate objectives discussed above, with a comparison to peers being one of the factors considered.  As a result, the peer group is not used to benchmark compensation.

Based on its review of compensation amounts for 2009, the consultant reviewed the total compensation for the named executive officers (consisting of base salary, annual bonus and value of long-term equity grants) in comparison to peer group payments to equivalent level executives.

Base Salary

Base salaries for our named executive officers depend on the scope of their responsibilities and their performance.  Base salary, which is paid in cash, is designed to compensate the executives for services rendered during the year.  These salaries are compared to amounts paid to the executive’s peers outside our Company.  Salary levels are typically considered annually as part of the Committee’s performance review process and increases are based, in part, on the Committee’s assessment of the performance of the executive.  In light of continuing concerns about the economy, the Committee determined that base salary for 2011 for each of Messrs. Ullman, Kreider and Richey would remain the same as for 2010; however, the base salaries of Ms.  Mozzachio and Ms. Walker were increased by $15,400 and $15,600, respectively.  The increase was awarded Ms. Mozzachio based on her performance in managing the leasing operations of the Company and the significant results achieved by her in obtaining new leases for our shopping centers despite adverse leasing conditions.  Ms. Walker’s base salary was increased due to added responsibilities assumed by Ms. Walker in her additional role of chief operating officer and her overall performance.

Each of the named executive officers is employed under an employment agreement, with four of such employment agreements having been entered into in 2003; the chief financial officer’s employment agreement was entered into in 2007 when he joined the Company.  In each of these employment agreements, the salary was fixed at the time the agreement was signed and the Board of Directors is required to review base salary annually and may increase, but not decrease, such salary.  Thus, the base salaries of four of the named executive officers were established prior to any requirement to explain this compensation in detail, and were based on circumstances that existed more than seven years ago.  The role of the Compensation Committee is not to assess the base salary, but only to determine whether an increase in such salary is justified and to compare base salaries with the peer group.  Mr. Kreider’s compensation was fixed in 2007 when he joined the Company.  At that time, the Company had conducted a search for a new chief financial officer and believed the compensation to be appropriate in light of Mr. Kreider’s experience and responsibilities.

Annual Bonus

The Committee seeks to align the interests of the named executive officers by evaluating executive performance on the basis of specified financial tests.  Target bonuses for 2010 were established according to the executive’s level of responsibility, which were 100%, 74%, 80%, 84% and 93% of the base salaries for Mr. Ullman, Mr. Kreider, Mr. Richey, Ms. Walker and Ms. Mozzachio, respectively.  The Compensation Committee noted that Mr. Ullman had overall responsibility for all the operations of the Company and was invaluable to the Company.  Of the bonus for the CEO, 30% would be discretionary and tied to strategic planning, governance, relationship with the Board of Directors, succession planning and other factors deemed relevant by the Committee.  The Committee determined that the CEO successfully satisfied these relevant criteria and awarded him the full 30% of his discretionary bonus.

With respect to establishing target bonuses for each of the other named executive officers, the Compensation Committee received from Mr. Ullman his recommended dollar amounts of the annual bonuses.  These dollar amounts were then converted by the Compensation Committee into the percentages set forth in the proxy statement.  The Compensation Committee reviewed in detail each officer’s responsibility and made its own assessment as to target bonuses for each officer, but relied extensively upon the recommendations of Mr. Ullman who was the ultimate supervisor for all the officers.  The Compensation Committee also reviewed compensation levels for executives at similar positions in a specified group of companies selected by the Compensation Committee’s compensation consultant, with the intent to establish compensation at or near the median for the peer group.  Mr. Richey was responsible for development activities of the Company that were less material to the Company in 2010 than in 2009.  Certain of these development projects had been cancelled and some were incurring delays, resulting in higher than anticipated costs.  Mr. Kreider, the CFO, had overall responsibility for the Company’s financial activity role.  Ms. Walker was involved in many phases of the Company’s operations and has been elevated to the position of Chief Operating Officer.  Ms. Mozzachio was in charge of leasing, an extremely important aspect for the Company, with strong increases in renewals and new leases during the year despite the difficult economic environment.  Based on the above, the Compensation Committee set the annual target bonuses.

With respect to annual bonuses for 2010, the Committee determined that two criteria would be used, with two-thirds based on a calculation of the Company’s adjusted funds from operations (“AFFO”), as defined below, and one-third based on a comparison of total stockholder return (“TSR”) to the median of the peer group.  The Committee believes that such AFFO calculation is the appropriate benchmark for incentive compensation.  For 2010, the Committee set $.65 per share of AFFO as the performance target for receiving the portion of the bonus attributable to AFFO.  The payout scale for 2010 was a 3% reduction in bonus for every $.01 below $.60; if $.60 to $.65, then a reduction of 1% for every $.01 below $.65; if AFFO were more than $.65, but less than $.70, then an increase of 1% for every $.01 above $.65; and if AFFO were more than $.70, then the target plan bonus plus an increase of 3% for every $.01 above $.70.  No bonus would be paid if our actual results were less than $.52 per share.  The maximum payout would be 200% of the target bonus.  AFFO is defined as funds from operations (“FFO”), as reduced by straight-line rents and amortization of intangible lease liabilities, increased by non-real estate amortization and the effect of restricted stock awards and acquisition transaction costs, and subject to other adjustments, including impairment charges when deemed appropriate by the Committee as was the case in 2010.  The Committee decided not to adjust AFFO for common stock and preferred stock issuances in 2010, although it had done so in a prior year.

Actual AFFO for 2010 was determined to be $.57 per share, on a rounded basis, resulting in each executive officer receiving 86% of the portion of the annual bonus attributable to AFFO.

With respect to the TSR component, it was determined that for every one percent (or fraction thereof) above or below such level achieved by the Company, the percentage of awards would be increased or decreased by one percent (or fraction thereof), provided, that the Company’s return above the median of the peer group would be capped at 20% and if the Company’s return was more than 20% below the median of the peer group, then no awards would be earned for such year.  TSR was determined to be more than 20% below the median of the peer group for 2010 so that no bonus was earned with respect to this portion of the annual bonus calculation.

The Committee attempts to achieve an appropriate mix between cash payments and equity awards.  Each year, a portion of the annual bonus is deferred in the form of restricted stock to be issued in accordance with the terms of our 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), which is discounted 15% from the market price on the date the grant is approved by the Committee and which cliff vests in one year from such date, subject to acceleration of vesting under the 2004 Stock Incentive Plan upon retirement, death or disability or upon the occurrence of a change in control.  For 2010, the Committee determined that the portion of annual bonus allocated to restricted stock would be 50%.  The number of shares applicable to the restricted stock portion of such adjusted annual bonus was in turn increased by the effect of the discount from the market price of such shares on the date of grant.

With respect to annual bonuses for 2011, the Committee determined that AFFO would continue to be used; however, if the Company’s dividend was not 100% covered by cash generated by operations, then the annual bonus measured by AFFO would be reduced by 50%.  For 2011, the Committee determined to discontinue using TSR as a measure for determining annual bonuses since this was primarily based on long-term decisions and not on short-term measures.  Accordingly, the Committee determined that 70% of the annual bonus would be tied to AFFO, with 30% to be based on specific goals and criteria to be established for each executive officer.  Mr. Ullman presented to the Committee his recommended performance goals and criteria for each executive officer other than for him.  The Committee approved such goals and criteria for each executive officer and retained for Mr. Ullman the same criteria used by it for Mr. Ullman in 2010.

Long-Term Compensation

For 2008, long-term incentive compensation was paid by the granting of restricted stock under the 2004 Stock Incentive Plan, with 50% vesting on the third anniversary if the employee was still employed by the Company, and the remaining 50% to vest after three years if the TSR over the three year period of 2008-2010 averaged 8% or more per year for such three years.  With respect to the awards granted in 2008, the Company did not attain an average 8% TSR for the three-year period ended December 31, 2010.  As the result, none of the performance-based restricted shares granted in 2008 would have vested.  The Committee determined that none of such shares would vest and all performance-based restricted shares granted in 2008 were forfeited.

For 2009, long-term incentive compensation was paid by the granting of restricted stock under the 2004 Stock Incentive Plan, with 25% to vest on the third anniversary if the employee was still employed by the Company, 37-1/2% to vest after three years if the TSR over the three year period of 2009-2011 averaged 6% or more per year for such three years, and 37-1/2% to vest after three years based on a comparison of the Company’s TSR with its peer group.  It was determined that for purposes of comparing the TSR with that of the Company’s peers, for every one percent (or fraction thereof) above or below such level achieved by the Company, the percentage of equity awards would be increased or decreased by one percent (or fraction thereof); provided that the Company’s TSR above the median of the peer group would be capped at 20% and if the Company’s TSR was more than 20% below the median of the peer group, then no awards would be earned.

The Committee determined that long-term incentive compensation for 2010 would be in the form of a combination of time-based and performance-based restricted stock to be issued in accordance with the terms of our 2004 Stock Incentive Plan, with 25% to be time based and 75% performance based.  The Committee initially determined that the 2010 long- term incentive award would be determined using time and three different performance standards, namely (a) a three-year TSR target, (b) a comparison of TSR for the three-years 2010-2012 to the median of the TSR for such years for the Company’s peer group as reported by NAREIT, Bloomberg or another financial service selected by the Committee and (c) improvements in net operating income (“NOI”), with 25% allocated to each standard.  The Committee subsequently reviewed these criteria established by it for determining long-term compensation for 2010.  The Committee noted that it and the Company were not able to formulate the precise criteria to be used in calculating NOI and that using this test was not practical.  As the result, the Committee determined that long-term incentive compensation for 2010 would be based 25% on time, 37-1/2% on absolute TSR and 37-1/2% on relative TSR.  TSR was selected since it ties this portion of the compensation to stockholder value, with the total value of these awards corresponding to stock price appreciation and dividends.  The Committee noted that while TSR was a good metric, this was generally beyond the control of management.  The TSR for such three-year period was set at an average of 6% or more over such three years.  It was determined that for purposes of comparing the TSR with that of the Company’s peers, for every one percent (or fraction thereof) above or below such level achieved by the Company, the percentage of equity awards would be increased or decreased by one percent (or fraction thereof); provided that the Company’s TSR above the median of the peer group would be capped at 20% and if the Company’s TSR was more than 20% below the median of the peer group, then no awards would be earned.  Dividends, if declared by the Board, are paid on the shares issued as restricted stock even though such stock has not vested.  TSR is determined by adding dividends paid during the year to the change in stock price for such year, with the stock price to be measured as the average closing price for the last 20 trading days of the year.  This would be measured for the complete three-year period.  Stock awards are based on both performance and continued service with us, subject to acceleration of vesting upon retirement, death or disability or upon a change in control.  In order for the stock to be earned, the Company must achieve the performance goals within the three-year performance period and the employee must remain employed by us for such three years.

Total long-term equity awards for 2010 to the named executive officers were $1,925,000, or $20,000 less than the awards for 2009.  Based on factors previously discussed, the awards for Ms. Mozzachio and Ms. Walker were increased by $50,000 and $30,000, respectively, while Mr. Richey’s award was decreased by $100,000.  The awards for Messrs. Ullman and Kreider remained the same as in 2009.

With respect to long-term equity awards for 2011, the Committee determined to increase the awards to Ms. Mozzachio and Ms. Walker by $100,000 and $50,000, respectively, based on the factors previously discussed.  The awards to Messrs. Ullman and Richey remained the same as in 2010, while Mr. Kreider’s award was reduced by $25,000.  The total awards for 2011 were $2,050,000, as compared to $1,925,000 in 2010, with 25% of such awards to be based on time, 37-1/2% based on absolute TSR and 37-1/2% on relative TSR, subject to the same vesting requirements used in prior years.  The Committee felt it was appropriate to increase the TSR hurdle rate and for 2011 the TSR for the three-year period 2011-2013 was set at an average of 8% or more over such three years.

Our practice is to determine the dollar amount of long-term equity compensation to be granted and then to grant a number of shares that have a fair market value equal to that amount on the first trading day of the year for which the grant is made.  Fair market value is determined by selecting the closing price of our common stock applicable to the relevant grant dates.  The Committee reserved the right to establish different criteria for grants in future years.  Historically, our practice has been to issue restricted stock and not to grant stock options.  Other than certain minor grants of stock options in 2001 that expire on July 10, 2011, we have not granted any stock options.

Perquisites

The only material perquisite provided to our named executive officers either is reimbursement for use of an automobile for business purposes or the leasing of automobiles directly by the Company for an executive’s benefit since the executives need such vehicles for frequent travel to and from the Company’s numerous shopping centers.  No other material perquisites are provided.  Since the perquisites are de minimus, the Committee does not focus on them.

Retirement Benefits

Named executive officers participate in the Company’s tax qualified 401(k) plan providing for employer and employee contributions.

We do not provide any supplemental retirement benefits for the named executive officers.

Employment Agreements

We entered into employment agreements with the named executive officers and other officers commencing in 2003 and with our chief financial officer in 2007.  Each of these agreements has change in control provisions that are designed to promote stability and continuity of senior management.  These agreements, including change in control payments, were negotiated on an arm’s-length basis and are more fully described in “Employment Agreements with Named Executive Officers.”  The Committee does not believe these provisions will adversely affect the interests of our stockholders in the event of a change in control.

Stock Ownership Guidelines

In 2007, the Committee established target stock ownership guidelines for our named executive officers to more closely align their interests with our stockholders.  The number of shares of our common stock that is targeted to be owned is set at a multiple of the executive’s base salary.  For the chief executive officer, the multiple is four times base salary, while for the other named executive officers the multiple is two times base salary.  All the named executive officers exceed these levels.

We also established target ownership guidelines for our directors.  For each director who has served as a director for at least four years, such director is expected to own shares of our common stock totaling not less than the number of shares constituting the equity portion of his annual retainer for the previous four years.  All such directors meet such guidelines.

Tax Deductibility of Compensation

The financial reporting and income tax consequences to the Company of the compensation components for the executive officers are considered by the Committee in analyzing the level and mix of compensation.  The Internal Revenue Code of 1986, as amended (the “Code”), was amended in 1993 with respect to the ability of publicly held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance based compensation.  The Compensation Committee continues to evaluate the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

COMPENSATION

Oversight of Risk

The Board is involved in the review of risks inherent in the operations of the Company’s business and the implementation of the annual budget for the Company.  The Board reviews the annual budget of the Company at a meeting and actual results against the budget throughout the year at regular Board meetings as part of its review and evaluation of the direction of the Company.  At Board meetings, various risks facing the Company are reviewed and discussed by the Board.  In assessing compensation, in particular annual bonuses and long-term incentive compensation, the Compensation Committee reviewed the risks discussed at Board meetings.  The Committee also received a report from its independent compensation consulting firm evaluating the Company’s compensation policies.  The consulting firm concluded that the Company’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.  Based on its own evaluation and the evaluation of the consulting firm, the Committee concluded that risks associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid by the Company to its chief executive officer, chief financial officer and to each of its three other most highly compensated executive officers whose salary and bonus for 2010 exceeded $100,000.

Name and Principal Position	Year	Salary (1) ($)	Bonus (1)(2) ($)	Stock Awards (3) ($)	All Other Compensation (4) ($)	Total ($)

Leo S. Ullman President and Chief Executive Officer	2010	509,000	388,472	894,026	22,000	1,813,498

	2009	499,000	750,061	858,974	22,000	2,157,813

	2008	479,719	385,752	380,236	20,500	1,266,207

Lawrence E. Kreider, Jr. Chief Financial Officer	2010	371,300	171,575	245,854	20,436	809,165

	2009	364,000	265,405	236,220	17,947	891,211

	2008	350,000	271,463	132,765	18,388	772,616

Thomas B. Richey Vice President	2010	299,400	149,737	223,506	17,400	688,043

	2009	293,500	283,263	300,644	18,727	905,857

	2008	282,188	226,914	152,094	17,066	678,262

Brenda J. Walker Vice President	2010	299,400	155,981	223,506	17,912	696,799

	2009	293,500	268,492	188,975	18,442	775,520

	2008	282,188	160,825	64,640	17,258	524,911

Nancy H. Mozzachio Vice President	2010	269,600	155,981	134,104	13,051	572,736

	2009	264,250	234,617	85,897	1,601	589,143

	2008	253,969	160,825	38,022	12,955	465,771

(1)
In 2008 and 2009, all of the named executives other than Messrs. Ullman and Kreider contributed a portion of their salary and/or cash bonus to the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan.  In 2010, of the named executives only Ms. Walker contributed a portion of  her salary and/or cash bonus to such plan.  In addition, all of the named executives contributed a portion of their salary to the Company’s 401(k) Savings Plan.

(2)
For 2010, this column represents the total bonus earned in 2010, 50% of which was paid in cash and 50% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on March 21, 2011 (the date the Compensation Committee determined the amount of such bonus) as follows:

	Target Bonus Calculation
Name	Base Amount	TSR Adjustment	AFFO Achievement Adjustment	Effect of Market Price Discount	Net Earned
Leo S. Ullman	$509,000	$(118,767)	$(33,255)	$31,494	$388,472
Lawrence E. Kreider, Jr.	275,000	(91,667)	(25,667)	13,909	171,575
Thomas B. Richey	240,000	(80,000)	(22,400)	12,137	149,737
Brenda J. Walker	250,000	(83,333)	(23,333)	12,647	155,981
Nancy H. Mozzachio	250,000	(83,333)	(23,333)	12,647	155,981

This column also represents the total bonus earned in 2009, 50% of which was paid in cash and 50% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on March 23, 2010.  Also includes special cash bonuses paid in 2009 to Mr. Ullman, Ms. Walker and Ms. Mozzachio of $250,000, $67,750 and $33,875, respectively.  Of the total bonus earned in 2008, 66-2/3% was paid in cash and 33-1/3% was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on March 19, 2009.  The shares granted in 2011 vest on March 21, 2012, while the shares granted in 2010 and 2009 vest on March 23, 2011 and March 19, 2012, respectively.

(3)
This column represents the grant date fair value of awards granted under the Company’s 2004 Stock Incentive Plan computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”).  A portion of the restricted share grants is subject to market conditions, i.e., they are tied to two separate measurements of total stockholder return, as described in the Compensation Discussion and Analysis (“CDA”), which reduces the calculation of grant date fair value under Topic 718.  There is no assurance that either of these measurements will be met and that the restricted share grants will not be forfeited.  For additional information, see Note 2, “Summary of Significant Accounting Policies – Stock-Based Compensation,” to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

(4)	Consists of matching contributions and other payments made by the Company related to its 401(k) plan.

Employment Agreements With Named Executive Officers

The Company has entered into employment agreements, as amended, with each of the named executive officers, Messrs. Ullman, Kreider and Richey and Ms. Mozzachio and Ms. Walker.  The annual base salary established for each of these officers for 2011 is $509,000, $371,300, $299,400, $295,000 and $315,000, respectively.

Each agreement initially was for a term of four years expiring October 31, 2007, except for Mr. Kreider that was for four years expiring June 19, 2011 and for Ms. Mozzachio that was for two years.  On October 1 of each year, Mr. Ullman’s agreement is automatically extended for successive one year periods unless either the Company or Mr. Ullman, by notice given at least 60 days prior to the scheduled termination, elects not to so extend the agreement.  Thus, Mr. Ullman’s term is effectively a three-year evergreen term.  The employment agreements with Mr. Richey, Ms. Mozzachio and Ms. Walker have been amended solely to extend the terms thereof so that they all expire October 31, 2011.

Under each agreement, an executive’s employment agreement will terminate automatically upon the retirement, death or disability of such executive, without payment of any additional compensation, except that under the 2004 Stock Incentive Plan all unvested Restricted Shares will immediately become fully vested.  Upon the termination of employment by the Company with cause or by the executive without good reason, no additional compensation will be due to such executive.  In the event of termination of an agreement by the Company without cause or by the executive for good reason, or, in the case of Mr. Ullman the Company elects not to extend his employment on October 1, 2011 or on any October 1 thereafter, the executive is entitled to receive from the Company within five days following termination:

•	Any earned and unpaid base salary;

•	A lump sum cash payment of two and one-half times (2.99 times with respect to Mr. Ullman) the executive’s annual base salary and average annual bonus for the preceding two years;

•	Continuation of health insurance benefits for 12 months (to be reduced to the extent the executive receives comparable benefits); and

•	Acceleration of vesting of all options, restricted shares and other awards.

The named executive officers (other than Mr. Kreider) will also be entitled to be grossed up, on an after-tax basis, for any excise taxes imposed under the Code on any excess parachute payments that they receive in connection with the benefits and payments provided to them in connection with any change in control.

Good reason means:

•	Material breach by the Company of the employment agreement;

•	A material reduction in the executive’s duties or responsibilities;

•	The relocation of the executive or the headquarters of the Company to any location outside of the New York City metropolitan area; or

•	A change in control of the Company.

Each employment agreement also provides that each executive will not compete with the Company or hire any employees of the Company for a period of one year after the termination of the executive’s employment, unless employment is terminated by the Company without cause or by the executive for good reason.

If employment of any of our named executive officers is terminated by the Company without cause or by the executive for good reason in a situation not involving a change in control, the chart below sets forth the severance payments that would have been made based on a hypothetical termination date of December 31, 2010 and using the closing price of our stock on that date.  These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive’s employment.

Termination of Employment Without Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)

Leo S. Ullman	3,260,495	1,557,558	15,292	4,833,345
Lawrence E. Kreider, Jr.	1,497,953	442,010	12,818	1,952,781
Thomas B. Richey	1,310,409	485,688	19,588	1,815,685
Brenda J. Walker	1,300,034	383,839	6,802	1,690,675
Nancy H. Mozzachio	1,166,312	223,653	15,317	1,405,282

If employment of any of our named executive officers is terminated in connection with a change in control, the chart below sets forth the change in control payments that would have been made based on a hypothetical termination date of December 31, 2010 and using the closing price of our stock on that date.  These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive’s employment.

Termination of Employment In Connection With Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Tax Gross Up ($)(1)	Medical and Other Benefits ($)	Total ($)

Leo S. Ullman	3,260,495	1,557,558	2,054,994	15,292	6,888,339
Lawrence E. Kreider, Jr.	1,497,953	442,010	N/A	12,818	1,952,781
Thomas B. Richey	1,310,409	485,688	683,224	19,588	2,498,909
Brenda S. Walker	1,300,034	383,839	652,450	6,802	2,343,125
Nancy H. Mozzachio	1,166,312	223,653	547,730	15,317	1,953,012

__________________
(1)
Upon a change in control, several of the Company’s executives may be subject to certain excise taxes under Section 280G of the Code.  The Company has agreed to reimburse the affected executives (except for Mr. Kreider) for those excise taxes as well as for any income and excise taxes payable by the executives as a result of any such reimbursement.  The amounts in this column are based on an excise tax rate of 20% and a total income tax rate of 40% to cover federal, state and other payroll-related taxes.

Equity Awards

The following table sets forth certain information with respect to the grant of equity awards for the fiscal year ended December 31, 2010.

Grants of Plan-Based Awards For Year Ended December 31, 2010

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Full Fair Value (3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Leo S. Ullman						111,940(1)		37,313(2)			894,026

Lawrence E. Kreider, Jr.						30,783(1)		10,261(2)			245,854

Thomas B. Richey						27,985(1)		9,328(2)			223,506

Brenda J. Walker						27,985(1)		9,328(2)			223,506

Nancy H. Mozzachio						16,791(1)		5,597(2)			134,104

(1)
These are restricted shares granted to the named executives that will vest at the end of a three-year performance period (commencing January 1, 2010 and ending December 31, 2012) which are market and cash-return driven and therefore completely at risk.  See the CDA for a description of the performance goals.

(2)	These are restricted shares granted to the named executives representing the time-based portion of long-term compensation (see CDA) that will vest three years from the date of grant.

(3)
This column shows the grant date fair value of restricted share grants to the named executives for 2010 under Topic 718 (does not include the restricted share portion of the 2010 bonus, which was granted effective March 21, 2011, but which is included in the Summary Compensation Table for 2010).  The applicable shares for Messrs. Ullman, Kreider and Richey and Ms. Walker and Ms. Mozzachio were 37,497, 16,561, 14,453, 15,056 and 15,056, respectively.  For restricted share grants, fair value is determined (1) for time-based grants as the market price of the Company’s common stock on the date of grant and (2) for market/performance-based grants by an independent appraisal.

No options were granted by the Company or exercised during the fiscal year ended December 31, 2010.  The following table sets forth certain information with respect to option exercises and option values and stock awards for the fiscal year ended December 31, 2010.

Outstanding Equity Awards At Fiscal Year-End December 31, 2010

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (10)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Leo S. Ullman	3,333			10.50	7/10/2011	42,853(2)	269,546	106,837(6)	672,005
						35,613(3)	224,006	111,940(9)	704,103
						68,275(4)	429,450
						37,313(7)	234,699
						33,879(8)	213,099

Lawrence E. Kreider, Jr.						18,148(5)	114,151	29,380(11)	184,800
						9,794(3)	61,604	30,783(8)	193,625
						20,765(4)	130,612
						10,261(7)	64,542
						17,981(8)	113,100

Thomas B. Richey						24,173(2)	152,048	37,393(6)	235,202
						12,465(3)	78,405	27,985(9)	176,026
						40,162(4)	252,619
						9,328(7)	58,673
						19,191(8)	120,711

Brenda J. Walker	3,333			10.50	7/10/2011	12,302(2)	77,380	23,504(6)	147,840
						7,835(3)	49,282	27,985(9)	176,026
						28,465(4)	179,045
						9,328(7)	58,673
						13,600(8)	85,544

Nancy H. Mozzachio						11,480(2)	72,209	10,684(11)	67,202
						3,561(3)	23,399	16,791(9)	105,615
						28,465(4)	179,045
						5,597(7)	35,205
						13,600(8)	85,544

(1)           Based on the closing price of a share of common stock on December 31, 2010.

(2)           These shares vest on January 3, 2011.

(3)           These shares vest on January 2, 2012.

(4)           These shares vest on March 19, 2012.

(5)           These shares vest on June 20, 2011.

(6)           These shares vest on December 31, 2011.

(7)           These shares vest on January 2, 2013.

(8)           These shares vest on March 23, 2011.

(9)           These shares vest on December 31, 2012.

(10)
Does not include the restricted share portion of the 2010 bonus, which was granted effective March 21, 2011, but which is included in the Summary Compensation Table for 2010.  The applicable shares for Messrs. Ullman, Kreider and Richey and Ms. Walker and Ms. Mozzachio were 37,497, 16,561, 14,453, 15,056 and 15,056, respectively.  These shares vest on March 21, 2012.

The following table sets forth certain information with respect to restricted stock that vested during the fiscal year ended December 31, 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Leo S. Ullman			37,774	251,197
Lawrence E. Kreider, Jr.			27,666	185,362
Thomas B. Richey			20,441	137,422
Brenda J. Walker			10,899	73,170
Nancy H. Mozzachio			10,471	70,456

(1)           Value realized is calculated by multiplying the closing price of a share of common stock on the date of vesting by the number of shares that vested.

(2)           Includes shares that vested, but the receipt of which was deferred by four of the officers pursuant to a “rabbi trust” plan.  Under this plan, each participant selects the period of time over which receipt of the shares will be deferred, subject to earlier receipt upon death, disability and other events specified in the plan.  The amounts deferred for Mr. Ullman, Mr. Kreider, Mr. Richey, Ms. Walker and Ms. Mozzachio were 37,774, 27,666, 14,574, 10,899 and 8,501 shares, respectively, having values of $251,197, $185,362, $99,103, $73,170 and $57,807, respectively.  Mr. Ullman will receive his shares in quarterly installments over a period of three years commencing January 3, 2011, Mr. Richey will receive his shares on January 3, 2011, Ms. Walker will receive her shares in quarterly installments over a period of ten years commencing January 1, 2011 and Ms. Mozzachio received 50% of her shares on January 3, 2011, with the balance to be received in quarterly installments over a period of five years commencing January 3, 2011.

Compensation of Directors

Non-management directors’ fees are $26,250 per year and meeting attendance fees are $1,500 and $1,000, respectively, for each Board and Committee meeting.  Audit Committee members (other than the chairman) also receive a flat fee of $4,000 per year, while other committee members (other than the chairmen) receive a flat fee of $3,000 per year.  The chairman of the Audit Committee receives $15,000 per year, the chairman of the Compensation Committee receives $7,500 per year and the chairman of the Nominating/Corporate Governance Committee receives $7,500 per year.  The annual retainer for the lead director is $15,000.  The annual directors fees, at the option of each director, may be paid in cash or shares of the Company’s common stock.  In 2010, each director (other than directors who are members of management) also received an annual grant of $50,000 of restricted stock that vests on the third anniversary of the date of grant.

The following table provides information regarding director compensation in 2010, which reflects the compensation described above.  The table does not include reimbursement of travel expenses related to attending Board and Committee meetings.  Mr. Ullman does not receive additional compensation for serving as a director.

Director Compensation - 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

James J. Burns	85,750	50,000	135,750
Raghunath Davloor	42,250	50,000	92,250
Richard Homburg	35,250	50,000	85,250
Pamela N. Hootkin	61,250	50,000	111,250
Paul G. Kirk, Jr.(2)	44,589	29,315	73,904
Everett B. Miller, III	69,067	50,000	119,067
Roger M. Widmann	69,382	50,000	119,382

(1)
Each director received a grant of $50,000 of restricted stock that will vest on the third anniversary of the date of grant, except for Mr. Kirk who received a pro rata amount of such grant.  This column represents the grant date fair value of restricted stock grants computed in accordance with Topic 718 with respect to all restricted stock grants.  Each of Messrs. Burns and Miller has outstanding options to purchase 3,333 shares of common stock of the Company.  Each director has the following total number of restricted shares which have not yet vested:  James J. Burns, 17,132; Raghunath Davloor, 8,599; Richard Homburg, 17,132; Pamela N. Hootkin, 14,926; Paul G. Kirk, Jr., 4,496; Everett B. Miller, III, 17,132; and Roger M. Widmann, 17,132.  All these shares are included in the security ownership chart for directors and executive officers.

(2)
Mr. Kirk resigned as a director in September 2009 as the result of his appointment as a United States Senator for Massachusetts to the seat previously held by the late Senator Edward M. Kennedy.  After his appointment ended, he was appointed as a director in June 2010.

Stock Plans

The Company has in effect the 2004 Stock Incentive Plan and the 1998 Stock Option Plan (the “Option Plan”).  Under the 2004 Stock Incentive Plan, as amended, a total of 2,750,000 shares of common stock may be issued.  In connection with the adoption of the 2004 Stock Incentive Plan, the Company agreed that it would not issue any more options under the Option Plan.  The Plans are administered by the Compensation Committee, which determines, among other things, the number of shares subject to each grant, the vesting period for each grant and the exercise price (subject to applicable regulations with respect to incentive stock options) for the awards.

The following table sets forth information at December 31, 2010 regarding the existing compensation plans and individual compensation arrangements pursuant to which the Company’s equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders) in exchange for consideration in the form of goods and services.

Equity Compensation

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)

Equity compensation plans approved by security holders	13,332	$10.50	1,098,837
Equity compensation plans not approved by security holders	83,333	$13.50	--
Total	96,665		1,098,837

Compensation Committee Interlocks and Insider Participation

James J. Burns, Pamela N. Hootkin, Everett B. Miller, III and Roger M. Widmann are members of the Compensation Committee.  None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity that has had any of such entity’s executive officers serve either on the Company’s Board of Directors or Compensation Committee.

MISCELLANEOUS

Security Ownership of Certain Beneficial Owners and Management

The following is a schedule of all persons who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding common stock of the Company as of March 31, 2011:

Name and Address	Number of Shares Beneficially Owned	Percent of Stock

RioCan Real Estate Investment Trust RioCan Holdings USA Inc. RioCan Yonge Eglinton Center 2300 Yonge Street Toronto, Ontario M4P 1E4	9,445,236	13.99%

FMR LLC 82 Devonshire Street Boston, MA 02109	7,154,236	10.60%

Inland American Real Estate Trust, Inc. Inland Investment Advisors, Inc. Inland Real Estate Investment Corporation The Inland Group, Inc. 2901 Butterfield Road Oak Brook, IL 60523	6,136,088	9.09%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malverne, PA 19355	5,713,796	8.46%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,992,696	7.39%

The following table sets forth information concerning the security ownership of directors, nominees for directors and named executive officers as of March 31, 2011:

Name	Number of Shares Beneficially Owned(1)	Percent of Stock(2)

Leo S. Ullman (3)	1,273,538	1.88%

James J. Burns (4)	40,900	*

Raghunath Davloor(5)	16,244	*

Richard Homburg	33,577	*

Pamela N. Hootkin	22,571	*

Paul G. Kirk, Jr.	29,011	*

Everett B. Miller III (4)	40,933	*

Roger M. Widmann	34,577	*

Lawrence E. Kreider, Jr.	238,769	*

Nancy H. Mozzachio	151,914	*

Thomas B. Richey	309,143	*

Brenda J. Walker(6)	335,119	*

Directors, nominees and executive officers as a group (13 persons) (7)	2,611,383	3.85%

________________________
*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)
Percentage amount assumes the exercise by such persons of all options to acquire shares of common stock or exchange of limited partnership interests in Cedar Shopping Centers Partnership, L.P. for shares of common stock and no exercise or exchange by any other person.

(3)
Includes options to purchase 3,333 shares of common stock and 296,670 limited partnership interests in Cedar Shopping Centers Partnership, L.P. exchangeable for an equal number of shares of common stock of the Company (“OP Units”).

(4)	Includes options to purchase 3,333 shares of common stock.

(5)	Does not include shares owned by RioCan Holdings USA Inc.

(6)	Includes options to purchase 3,333 shares of common stock and 69,333 OP Units.

(7)	Includes 13,332 shares of common stock issuable on exercise of options and 366,003 OP Units.

Audit Committee Report

The Audit Committee is comprised of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III, all of whom are independent directors as defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards.  The Audit Committee operates under a written charter, which was adopted by the Board.  The Audit Committee appoints the Company’s independent registered public accounting firm, presently Ernst & Young LLP (“Ernst & Young”).

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting.  Ernst & Young is responsible for performing an independent audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and issuing reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, during 2010 the Audit Committee met five times and held separate discussions with management, the accounting firm that provides internal audit services to the Company and Ernst & Young.  Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with Ernst & Young matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received and reviewed a report from the internal auditors detailing the results of such firm’s internal audit procedures and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  The Committee discussed with Ernst & Young the Company’s internal quality control procedures and any material issues raised by Ernst & Young’s most recent internal quality-control review.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

In discharging its duties, during the year the Committee met with management of the Company and Ernst & Young and discussed the status of the Company’s internal control procedures and reviewed and discussed the Company’s interim unaudited consolidated financial statements for 2010 and audited financial statements for the fiscal year ended December 31, 2010.  The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of the Company’s audited financial statements.  Management and Ernst & Young have represented to the Committee that the audited financial statements for the year ended December 31, 2010 were prepared in accordance with U.S. generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and Ernst & Young, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee has recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee

James J. Burns
Pamela N. Hootkin
Everett B. Miller, III

Compensation Committee Report on Executive Compensation

The Compensation Committee and management of the Company reviewed the Compensation Discussion and Analysis required by the Securities Exchange Act of 1934.  Based on such review, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

James J. Burns
Pamela N. Hootkin
Everett B. Miller, III
Roger M. Widmann

Transactions With Related Persons

With respect to approval of transactions with related persons, we have a written policy to have the Audit Committee approve any transactions between the Company and any related person.  In determining whether to approve a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Company’s principal executive offices at 44 South Bayles Avenue, Port Washington, New York are leased from a limited liability company owned 43.6% by Mr. Ullman.  The Company presently occupies 14,700 square feet of space.  The lease, at a rental consistent with other leases in the building, expires in February 2020.  The minimum rent payable under the lease for 2011 is $545,000 and escalates annually.

Mr. Ullman’s son, Frank C. Ullman, was employed by the Company as a vice president and received total compensation in 2010 of $330,000 (including a restricted stock grant of $50,000).  Effective February 1, 2011, Frank Ullman voluntarily resigned as an officer and entered into a one year consulting agreement with the Company.

On October 26, 2009, the Company entered into a Securities Purchase Agreement, as subsequently amended (the “SPA”), with RioCan Holdings USA Inc. (the “Purchaser”) and RioCan Real Estate Investment Trust, providing for, among other matters, the sale by the Company to the Purchaser of 6,666,666 shares of common stock of the Company at a price of $6.00 per share and the grant of a Warrant to purchase 1,428,570 shares of common stock of the Company.  The Warrant was subsequently exercised by the Purchaser at a price of $7.00 per share.  The SPA was closed on October 30, 2009.

Pursuant to the SPA, the Company’s Board of Directors waived the prohibition contained in the Company’s articles of incorporation with respect to any person owning more than 9.9% of the Company’s outstanding common stock so as to permit the Purchaser to acquire up to 16% of the Company’s outstanding common stock.  The Purchaser has agreed that for a period of three years after closing, except as otherwise provided in the SPA, it will not without the prior consent of the Company’s Board of Directors (a) acquire, directly or indirectly, any additional securities of the Company, (b) directly or indirectly or through any other person, solicit proxies with respect to securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); provided, that Purchaser may vote its shares in any manner it deems appropriate; (c) deposit any securities in a voting trust, or subject any securities to a voting or similar agreement; (d) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for the Company’s securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (e) take any action alone or in concert with any other person to acquire or change the control of the Company or participate in any group that is seeking to obtain or take control of the Company.

Under the SPA, the Company has agreed with the Purchaser that, subject to certain exceptions, it will not issue any new shares of common stock unless it offers to the Purchaser the right to purchase its pro rata portion of such new securities.  This right will end when the Purchaser owns less than 9.9% of the common stock of the Company.  In connection with a public offering completed by the Company in February and March 2010, the Purchaser acquired an aggregate of 1,350,000 additional shares of common stock.

Pursuant to the SPA, the Purchaser has the right to designate one person to be a director of the Company and has designated Raghunath Davloor, its chief financial officer, to be a director.  Mr. Davloor was elected as a director effective October 30, 2009.

The Company has registered for resale under the Securities Act of 1933 the shares of common stock acquired by the Purchaser under the SPA and any shares of common stock acquired by the Purchaser prior to the filing of such registration statement, together with shares of common stock issuable upon exercise of the Warrant.

On October 26, 2009, the Company also entered into an agreement with the Purchaser to form a joint venture with respect to seven supermarket-anchored properties then owned and managed by the Company.  The Company has a 20% interest in the joint venture and the Purchaser has the remaining 80% interest.  The properties consist of supermarket-anchored shopping centers in Connecticut, Massachusetts and Pennsylvania.  Closings for these properties commenced in December 2009 and were completed in May 2010.

In addition to the above described transactions, the Company and the Purchaser have agreed to acquire in such joint venture primarily supermarket-anchored shopping centers in the northeastern United States during the next two years in amounts anticipated at up to $500 million.  Related to the future acquisitions, the Company has granted to the Purchaser a right of first refusal for two years in the same joint venture format on primarily supermarket-anchored properties and other properties in excess of 50,000 square feet to be acquired by the Company in the states of New York, New Jersey, Pennsylvania, Massachusetts, Connecticut, Maryland and Virginia.  Pursuant to this arrangement, the Company and RioCan have acquired through December 31, 2010 in such joint venture format an aggregate of 21 shopping centers (including the seven properties previously owned by the Company and transferred to the joint venture) for an aggregate purchase price of $519,089,000 (including mortgage loans payable).

In the joint venture with the Purchaser, the Company will provide property management, leasing, construction management and financial management services at standard rates.  The Company will also be entitled to certain fees on acquisitions, dispositions, financings and refinancings.

On December 6, 2007, the Company completed the formation of a joint venture with a wholly-owned U.S. subsidiary of Homburg Invest Inc., a publicly-traded Canadian corporation listed on the Toronto and Euronext Amsterdam Stock Exchanges (“Homburg Invest”), pursuant to an April 2, 2007 agreement, with respect to four shopping centers owned and managed by the Company at the time the agreement was entered into and five shopping centers acquired by the Company on April 4, 2007; the aggregate valuation for the nine properties was approximately $170 million.  Richard Homburg, a director of the Company, had been Chairman and CEO of Homburg Invest.  In connection with the joint venture transaction, the independent members of the Company’s Board of Directors obtained appraisals in support of the transfer values of the then-owned properties.  The Company holds a 20% interest in, and is the sole general partner of, the joint venture and Homburg Invest, through such subsidiary, acquired the remaining 80% interest.  In connection with the transaction, the Company received $53.2 million, including closing costs and preliminary adjustments, which was used to reduce the outstanding balance on its secured revolving stabilized property credit facility.  Homburg Invest was paid $479,000 by the Company in 2007 with respect to funding its interest in the joint venture.  The Company is entitled to a “promote” structure, applicable separately to each property, which, if certain targets are met, will entitle the Company to receive between 40% and 50% of the returns in excess of a leveraged 9.25% threshold.  Additionally, the Company will receive fees for ongoing property management, leasing, construction management, acquisitions, dispositions, financings and refinancings.  The joint venture transaction did not qualify as a sale for financial reporting purposes; accordingly, the Company continues to consolidate the properties.

On February 15, 2011, Homburg Invest exercised its buy/sell option pursuant to the terms of the nine-property joint venture agreements.  The offered values for the nine properties, in the aggregate, amounted to approximately $55.0 million over existing property-specific financing of approximately $102.3 million at December 31, 2010.  The Company has elected to purchase Homburg Invest’s 80% interest in one of the nine properties, Meadows Marketplace, located in Hershey, Pennsylvania.  The offered purchase price for the 80% interest will be approximately $5.3 million, and the outstanding balance of the mortgage loan payable on the property was approximately $10.2 million at December 31, 2010.  The Company determined not to meet Homburg Invest’s buy/sell offers for any of the remaining eight properties.  At closing, the Company will receive aggregate proceeds of approximately $9.7 million for its 20% interest.  The outstanding balances of the mortgage loans payable on the eight properties was approximately $92.1 million at December 31, 2010.  The Company’s property management agreements for the eight properties will terminate upon the closing of the sale.  There is no assurance that any of these transactions will be consummated as they are subject to normal closing conditions, including obtaining approvals of the lenders holding mortgages on the properties.

As discussed above, our articles of incorporation generally prohibit any person or group from owning more than 9.9% of our outstanding shares of stock, subject to a waiver of the limit that may be granted by our Board of Directors.  Inland American Real Estate Trust, Inland Investment Advisors, Inc., Inland Real Estate Corporation and The Inland Group, Inc. (collectively, “Inland”) requested a waiver of this provision to permit them to acquire up to 14% of our outstanding stock.  Our Board of Directors agreed to this waiver, contingent on Inland agreeing to various voting and other restrictions.  As the result, Inland entered into a voting agreement with us, dated as of February 13, 2008.  We have granted a waiver of this provision to other stockholders (including, as discussed above, the Purchaser).

Pursuant to the voting agreement, we have agreed to waive the 9.9% limit for Inland to permit purchases of additional shares by Inland such that they may acquire up to an additional 1,881,111 shares; provided, however, that they may not own collectively more than 14% of our issued and outstanding shares or voting securities.  If the number of outstanding voting securities is reduced for any reason, Inland will not be required to dispose of any of their holdings even if their beneficial ownership exceeds 14% of the outstanding voting securities.  If during the term of the voting agreement shares beneficially owned by Inland are sold, transferred or otherwise disposed of, then they may not reacquire any shares above the greater of (i) their then existing ownership percentage of the Company or (ii) the existing 9.9% ownership limit.

The voting agreement grants certain officers of the Company named in the voting agreement a proxy to vote all shares owned by Inland in excess of 9.9%, and Inland has agreed otherwise to cause such shares to be (a) voted in favor of any matters proposed by the Company’s Board of Directors and presented to the Company’s stockholders; (b) voted for all nominees for directors that have been nominated by the Company’s Board of Directors; (c) voted against any matters or nominees for directors not proposed by the Company’s Board of Directors and presented to the Company’s stockholders; and (d) duly represented, in person or by proxy, at each meeting of stockholders of the Company duly called by the Company’s Board of Directors.

Inland has also agreed under the voting agreement that it will not, without the prior consent of the Company’s Board of Directors (w) directly or indirectly or through any other person or entity, solicit proxies with respect to voting securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); (x) deposit any voting securities in a voting trust, or subject any voting securities to a voting or similar agreement; (y) directly or indirectly or through or in conjunction with any other person or entity, engage in a tender or exchange offer for the Company’s voting securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (z) become a member of a Section 13(d) group that is seeking to obtain or take control of the Company.

Unless terminated earlier by the written agreement of the parties, the voting agreement will terminate upon the earlier of (i) the sale or other disposition by Inland of all its shares in excess of 9.9%, (ii) February 13, 2018 or (iii) any action by the Company’s Board of Directors to revoke the waiver of the ownership limit.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2010 its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, with the exception of (a) Mr. Homburg who resides outside the United States and who was late in filing a Form 4, (b) Stuart Widowski and Raghunath Davloor who each were late in filing a Form 4, and (c) Nancy Mozzachio who was late in filing two Forms 4.  In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the Securities and Exchange Commission.

2.           PROPOSAL TO APPROVE THE AMENDMENT OF THE
2004 STOCK INCENTIVE PLAN

On March 23, 2004, the Board of Directors approved the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), which was approved by the stockholders on June 15, 2004.  The 2004 Stock Incentive Plan was amended in 2008 to increase the number of shares of Common Stock that may be issued thereunder from 850,000 shares to 2,750,000 shares, which amendment was approved by the stockholders on June 17, 2008.  The 2004 Stock Incentive Plan has been further amended, subject to stockholder approval, to increase the number of shares that may be issued thereunder from 2,750,000 shares to 4,850,000 shares, an increase of 2,100,000 shares.  As of March 31, 2011, a total of 2,210,416 Restricted Shares had been granted pursuant to the 2004 Stock Incentive Plan, of which 1,548,260 remained unvested as of that date.  After giving effect to the amendment and subject to stockholder approval, 2,639,584 shares will be available for future issuance under the 2004 Stock Incentive Plan.

The 2004 Stock Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, performance units and performance shares (collectively, “Awards”); however, there are no stock appreciation rights outstanding and the Company does not intend to issue any stock appreciation rights in the future.

The table below summarizes as of March 31, 2011, the remaining share reserve under each of our equity incentive plans and the number of shares subject to outstanding awards under each such plan.  Under the 1998 Stock Option Plan, there are a total of 13,332 options outstanding at an exercise price of $10.50 per share, all of which expire July 10, 2011.  The Company will no longer grant any more awards under this plan.  As the result, the 2004 Stock Incentive Plan is the only employee benefit plan under which the Company may award shares of stock.

	Shares Available For Future Grant	Outstanding Awards

Plan	Number of Shares	Number of Shares

2004 Stock Incentive Plan	2,639,584*	2,210,416**

1998 Stock Option Plan	0	13,332

____________________
*Includes 539,584 shares presently authorized and 2,100,000 shares that may be issued subject to stockholder approval of the amendment to the 2004 Stock Incentive Plan.

**Includes 662,156 shares that have vested and 1,548,260 shares that will vest and become issuable upon the passage of time or the attainment of designated performance objectives.

The following is a summary of certain provisions of the 2004 Stock Incentive Plan and is qualified in its entirety by reference to the full text of the 2004 Stock Incentive Plan.

Administration

The 2004 Stock Incentive Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors, which is composed of at least two members of the Board of Directors, each of whom satisfies the requirements for a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is desired, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code.  Pursuant to the 2004 Stock Incentive Plan, the Committee selects participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of stock options and the restrictions or performance criteria relating to restricted shares and performance Awards, except that all determinations regarding any Award granted to a non-employee director will be made by the Board of Directors.  The Committee also administers, construes and interprets the 2004 Stock Incentive Plan.

At March 31, 2011, approximately 100 employees and directors of the Company were eligible to participate in the 2004 Stock Incentive Plan.

Securities Offered

The maximum number of shares of common stock of the Company that the Company may issue pursuant to the 2004 Stock Incentive Plan will be 4,850,000 if the proposed amendment is approved by stockholders.  The maximum number of shares that may be granted to a participant in any calendar year may not exceed 250,000 shares.  In the event of certain changes in capitalization of the Company, the Committee may adjust the maximum number and class of shares with respect to which Awards may be granted under the 2004 Stock Incentive Plan, the maximum number of shares with respect to which Awards may be granted to any participant during the term of the 2004 Stock Incentive Plan or any calendar year, the number and class of shares which are subject to outstanding Awards granted under the 2004 Stock Incentive Plan, and if applicable, the purchase price therefor.  In addition, if any Award expires or terminates without having been exercised, the shares subject to that Award again become available for grant under the 2004 Stock Incentive Plan.  On March 31, 2011, the closing price of a share of common stock of the Company was $6.03.

Eligibility

All of the Company’s (and any of its subsidiaries’) officers, employees, consultants and directors are eligible to receive Awards under the 2004 Stock Incentive Plan.  Awards under the 2004 Stock Incentive Plan are granted at the sole discretion of the Committee.  The granting of an Award does not confer upon the participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such participant at any time.

Awards

Stock Options

The Committee may grant to participants options to purchase shares of common stock of the Company.  Subject to the provisions of the Code, and in the sole discretion of the Committee, options may either be incentive stock options (within the meaning of Section 422 of the Code, and referred to herein as “ISOs”) or nonqualified stock options.  The per share purchase price (i.e., the exercise price) under each option is established by the Committee at the time the option is granted.  The per share exercise price of any option will be determined by the Committee, but may not be less than 100% of the fair market value of a share of common stock of the Company on the date the option is granted, or 110% in the case of an ISO granted to a participant who owns more than 10% of the total combined voting power of all classes of shares of the Company (a “Ten-Percent Shareholder”).  Options may be exercisable at such times and in such installments as determined by the Committee.  The Committee may accelerate the exercisability of any option at any time.  The Committee will not modify or substitute outstanding options to effect any re-pricing or replacement of any options that have an exercise price that is above the then fair market value of the Company’s common stock or exchange any such options for awards of a different type or cash.  The term of each option granted pursuant to the 2004 Stock Incentive Plan will be determined by the Committee, provided, however, that no option may be exercisable after the expiration of ten years from its grant date (five years in the case of an ISO granted to a Ten-Percent Shareholder).  Each option granted pursuant to the 2004 Stock Incentive Plan will be evidenced by a written agreement setting forth the terms and conditions applicable to such option, including, but not limited to: (i) the exercise price, (ii) the term, (iii) the vesting schedule, (iv) the amount of shares subject to such option, and (v) the effect of a termination or change in the employment or service status of the optionee, in each case, as determined by the Committee and in accordance with the 2004 Stock Incentive Plan.

Unless permitted by the Committee, options are not transferable by the optionee other than by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.  The purchase price for shares acquired pursuant to the exercise of an option must be paid (i) in cash, (ii) by transferring shares to the Company, or (iii) a combination of the foregoing, upon such terms and conditions as determined by the Committee.  Notwithstanding the foregoing, the Committee has the discretion to determine the form of payment acceptable in respect of the exercise of an option, including establishing cashless exercise procedures, which provide for the simultaneous exercise of an option and sale of the underlying share.  Upon a “change in control” (as determined under the 2004 Stock Incentive Plan) of the Company, all options outstanding under the 2004 Stock Incentive Plan will become immediately and fully exercisable.

Stock Appreciation Rights

The 2004 Stock Incentive Plan permits the granting of stock appreciation rights (“SARs”) to participants in connection with the grant of an option or as a freestanding right.  A SAR permits the participant to receive, upon exercise, cash and/or shares of common stock of the Company, at the discretion of the Committee, equal in value to an amount determined by multiplying: (i) the excess, if any, of (A) for SARs granted in connection with the grant of an option, the per share fair market value on the date preceding the exercise date over the per share purchase price under the related option, or (B) for SARs not granted in connection with the grant of an option, the per share fair market value on the date preceding the exercise date over the per share fair market value on the grant date of the SAR by (ii) the number of shares as to which such SAR is being exercised.

SARs granted in connection with an option cover the same shares of common stock as those covered by such option and are generally subject to the same terms.  A SAR granted in connection with an ISO is exercisable only if the fair market value of a share of common stock of the Company on the exercise date exceeds the purchase price specified in the related ISO agreement.  Freestanding SARs may be granted on such terms and conditions as shall be determined by the Committee, but may not have a term of greater than ten years.  The Committee will not modify or substitute outstanding SARs to effect any repricing or replacement of any that have a base value above the then fair market value or exchange any such SARs for awards of a different type or cash.  Upon a “change in control” (as determined under the 2004 Stock Incentive Plan) of the Company, all SARs will become immediately and fully exercisable.

There are no SARs outstanding and the Company does not plan to issue any SARs in the future.

Restricted Shares

The terms of a restricted share Award, including the restrictions placed on such shares of common stock of the Company and the time or times at which such restrictions will lapse, will be determined by the Committee at the time the Award is made; provided, however, that all restricted shares will require a minimum vesting of three years if time based and one year if performance based.  The Committee may determine at the time an Award of restricted shares is granted that dividends paid on such restricted shares may be paid to the participant or deferred and, if deferred, whether such dividends will be reinvested in shares of common stock of the Company.  Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on restricted shares or forfeited upon the forfeiture of restricted shares.  Each restricted share Award granted pursuant to the 2004 Stock Incentive Plan will be evidenced by a written agreement setting forth the terms and conditions applicable to such Award, including, but not limited to, the effect of a termination or change in the employment or service status of the participant.  Upon a “change in control” (as determined under the 2004 Stock Incentive Plan) of the Company, the restrictions on restricted shares will lapse and all such shares will become fully vested.

Performance Units and Performance Shares

Performance units and performance shares may be awarded at such times as the Committee may determine and the vesting of performance units and performance shares is based upon the attainment of specified performance objectives by the Company and/or a subsidiary or all subsidiaries of the Company within the specified performance period (the “Performance Cycle”); provided, however, all performance units and performance shares will require a minimum vesting of one year.  Performance objectives and the length of the Performance Cycle for performance units and performance shares may be determined by the Committee at the time the Award is made.  Performance objectives may be expressed in terms of earnings per share, pre-tax profits, net earnings or net worth, return on equity or assets, any combination of those objectives or any other standards determined appropriate by the Committee at the time the Award is made.  Prior to the end of a Performance Cycle, the Committee may, in its discretion, adjust the performance objectives to reflect certain changes in capitalization of the Company, a change in the tax rate or book tax rate of the Company or any subsidiary of the Company, or any other event which may materially affect the performance of the Company or a subsidiary of the Company.  Each performance unit or performance share Award granted pursuant to the 2004 Stock Incentive Plan will be evidenced by a written agreement setting forth the terms and conditions applicable to such Award, including, but not limited to, the effect of a termination or change in the employment or service status of the participant.  Each performance unit will represent one share of common stock of the Company and payments in respect of vested performance units will be made in cash, common stock of the Company or restricted shares or any combination of the foregoing.  The Committee may determine the total number of performance shares subject to an Award and the time or times at which the performance shares will be issued to the participant at the time the Award is made.  In addition, the Committee may determine (a)  the time or times at which the awarded but not issued performance shares will be issued to the participant and (b) the time or times at which awarded and issued performance shares will become vested or forfeited by the participant, in either case based upon the attainment of specified performance objectives within the Performance Cycle.  At the time the Award of performance shares is made, the Committee may determine that dividends be paid or deferred on the performance shares issued.  Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on performance shares or forfeited upon the forfeiture of performance shares.  Upon a “change in control” (as determined under the 2004 Stock Incentive Plan) of the Company, (i) a percentage of performance units, as determined by the Committee at the time an Award of performance units is made, will become vested and the participant will be entitled to receive a cash payment equal to the per share fair market value multiplied by the number of performance units which become vested, and (ii) with respect to performance shares, all restrictions will lapse with respect to a percentage of the performance shares, as determined by the Committee at the time the Award of performance shares is made.

Additional Information

The 2004 Stock Incentive Plan provides that the Company may make such provisions and take such steps as are necessary or appropriate for withholding of federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to an Award, including, permitting an optionee or participant to withhold a portion of the shares of common stock of the Company issuable to him or her having an aggregate fair market value equal to the withholding taxes.

The Committee has the authority at the time a grant of an option or other type of Award is made to award designated optionees or participants tax bonuses that will be paid on the exercise of such option or payment in respect of other type of Award.  The Committee will have full authority to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

The 2004 Stock Incentive Plan will terminate on the day preceding the tenth anniversary of its effective date.  The Board of Directors may terminate or amend the 2004 Stock Incentive Plan at any time, except that (i) no such amendment or termination may adversely affect outstanding Awards without the consent of the recipients thereof, (ii) no such amendment may increase benefits to participants, increase the number of shares subject to the 2004 Stock Incentive Plan or modify eligibility requirements unless approved by stockholders, and (iii) to the extent necessary under applicable law or securities exchange rule, no amendment will be effective unless approved by stockholders.

Certain Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 2004 Stock Incentive Plan.  Reference is made to the Code for a complete statement of all relevant federal tax provisions.

Incentive Stock Options

In general, an optionee will not recognize taxable income upon grant or exercise of an ISO and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO.  However, upon the exercise of an ISO, the excess of the fair market value on the date of the exercise of the shares of common stock of the Company received over the exercise price of the shares of the common stock will be treated as an adjustment for purposes of determining alternative minimum taxable income.  In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

If the optionee has held the shares of common stock of the Company acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of such shares by the optionee, the difference, if any, between the sale price of such shares and the exercise price of the option will be treated as long-term capital gain or loss.  If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option.  The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised.  If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option.  Subject to the discussion below with respect to Section 162(m) of the Code, the Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

Nonqualified Stock Options

In general, an optionee to whom a nonqualified stock option is granted will recognize no income at the time of the grant of the option.  Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in the case of an optionee who is subject to Section 16(b) of the Exchange Act).  Any disposition of shares acquired pursuant to the exercise of a nonqualified stock option will result in a long-term or short-term capital gain or loss (depending on the length of time the shares are held after acquisition).  The optionee’s holding period for the shares acquired pursuant to exercise of the nonqualified stock option will generally begin on the day the shares are acquired pursuant to exercise of the nonqualified stock option.  If, however, previously acquired shares are used to pay all or a portion of the exercise price, the optionee’s holding period will depend, in part, on the previously acquired shares.  Subject to the discussion below with respect to Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

Stock Appreciation Rights

Upon exercise of a SAR, the optionee will recognize ordinary income in an amount equal to the cash or fair market value of the shares of common stock of the Company received on the exercise date.  Subject to the discussion below with respect to Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and at the same time as the optionee of a SAR recognizes ordinary income.

Restricted Shares

Generally, a participant will not recognize income upon the grant of restricted shares.  However, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted shares at the end of the applicable restricted period over the amount (if any) paid by the participant.  Dividends received by a participant prior to the end of the restricted period will constitute ordinary income to the participant in the year paid.  Any disposition of a restricted share by a participant after the end of the restricted period will result in a long-term or short-term capital gain or loss (depending on the length of time the restricted share is held after the end of the restricted period).  Alternatively, a participant may, within thirty days after the grant of a restricted share Award, elect to file a written election with the Internal Revenue Service to recognize ordinary income as of the date of grant in an amount equal to the excess of the fair market value of such shares on such date of grant over the amount (if any) paid by the participant (in which case subsequent appreciation or depreciation will generally be taxed as capital gain or loss and dividends will be treated as dividend income rather than compensation income).  The participant’s holding period with respect to the restricted shares will begin on the date the participant realizes ordinary income with respect to such shares.  The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Performance Shares and Performance Units

Generally, a participant will not recognize taxable income upon the grant of performance shares or performance units.  A participant will generally recognize ordinary income equal to any cash that is paid or the fair market value of any shares transferred in settlement of performance units upon distribution of such cash and/or shares.  To the extent performance units are settled in restricted shares, the participant will recognize ordinary income as applicable to restricted shares as described under “Restricted Shares” above.  A participant generally will recognize ordinary income in an amount equal to the fair market value of the performance shares at the time the restrictions on such performance shares lapse.  Alternatively, a participant may, within thirty days after the date of the grant of a performance share Award, elect to recognize ordinary income as of the date of grant in an amount equal to the excess of the fair market value of such shares on such date of grant over the amount (if any) paid by the participant (in which case subsequent appreciation or depreciation will generally be taxed as capital gain or loss).  Any deferred dividends are taken into income when paid.  Any subsequent disposition of performance shares or shares acquired pursuant to performance units  will result in a long-term or short-term capital gain or loss (depending on the length of time the shares are held).  The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Sections 280G and 162(m) of the Code

Under certain circumstances, the accelerated vesting of options or the accelerated lapse of restrictions on other Awards in connection with a “change in control” of the Company might cause the Award to be an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code.  To the extent it is so considered, the optionee or participant, as applicable, may be subject to a 20% excise tax of such excess payment and the Company will be denied a tax deduction with respect to such excess payment.

Section 162(m) of the Code and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation paid to its Chief Executive Officer and its four other most highly compensated executive officers to the extent compensation paid to any of such individuals exceeds $1,000,000 in any year.  Section 162(m) generally does not disallow a deduction for payments of “qualified performance-based compensation” the material terms of which have been approved by stockholders.  The Company intends that compensation attributable to options, SARs, performance shares and performance units granted under the 2004 Stock Incentive Plan will be “qualified performance-based compensation.”

Section 409A of the Code

Section 409A of the Code imposes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the 2004 Stock Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  While the Company intends to administer and operate the 2004 Stock Incentive Plan and establish terms with respect to awards subject to Section 409A of the Code in a manner that will avoid the imposition of additional taxation under Section 409A of the Code upon a participant, there can be no assurance that additional taxation under Section 409A of the Code will be avoided in all cases.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal to approve the amendment to the 2004 Stock Incentive Plan is required for approval of this Proposal 2.

The Board of Directors recommends a vote FOR approval of the proposal to approve the amendment to the 2004 Stock Incentive Plan.

3.           ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, adopted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders.  Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.  The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee.

The affirmative vote of a majority of the shares cast at the meeting either in person or by proxy is required to approve this Proposal.

Accordingly, we ask our stockholders to vote on the following resolution at this meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers, as disclosed in this proxy statement.

4.           ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.  By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years.  Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.  The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The vote is advisory and not binding on the Company, our Board of Directors or the Compensation Committee in any way.  The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.  The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.  The option that receives the most votes cast on this proposal will be considered the decision of the stockholders.

The Board of Directors recommends that you vote FOR the option of once every year as the preferred frequency for advisory votes on executive compensation.

5.           APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Company has selected Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.  A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2009 and 2010 and fees billed for other services rendered by such firm during the periods:

	2009 Actual Fees	2010 Actual Fees
Audit fees (1)

Audit of consolidated financial statements and internal controls	$ 650,000	$ 655,000
Quarterly reviews	90,000	90,000
SEC filings, including comfort letters and consents	102,500	155,000

Total Audit Fees	842,500	900,000

Audit-Related Fees (2)

Audits and accounting consultations relating to consolidated affiliates	201,500	173,000
Total Audit-Related Fees	201,500	173,000

Total Fees	$1,044,000	$1,073,000

________________________

(1)	Includes fees and expenses related to the annual audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December, notwithstanding when the fees and expenses were billed. Such fees include audits of certain joint ventures.

All audit-related services and each of the other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis.  As individual engagements arise, they are approved on a case-by-case basis.  The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Consideration of these Fees

The Company’s Audit Committee has considered whether the provisions of the services covered under the category of “Audit-Related Fees” are compatible with maintaining the independence of Ernst & Young LLP.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

6.           OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company on or prior to December 27, 2011 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely.

OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that hereinabove set forth.  If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Leo S. Ullman
Chairman of the Board
Dated:	April 25, 2011

CEDAR SHOPPING CENTERS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS - June 15, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cedar Shopping Centers, Inc., a Maryland corporation, hereby appoints Leo S. Ullman and Brenda J. Walker and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM on June 15, 2011, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given.  The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR SHOPPING CENTERS, INC.

June 15, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.cedarshoppingcenters.com

Please sign, date and mail your proxy card in the
envelope provided as soon as possible

¯	Please detach along perforated line and mail in the envelope provided.	¯

061511
■ 00033333333330403100 6

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 5 AND
RECOMMENDS THAT STOCKHOLDERS VOTE ONCE EVERY YEAR FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect 8 nominees for Directors
		FOR	AGAINST	ABSTAIN
	James J. Burns	☐	☐	☐

	Raghunath Davloor	☐	☐	☐

	Richard Homburg	☐	☐	☐

	Pamela N. Hootkin	☐	☐	☐

	Paul G. Kirk, Jr.	☐	☐	☐

	Everett B. Miller, III	☐	☐	☐

	Leo S. Ullman	☐	☐	☐

	Roger M. Widmann	☐	☐	☐

2.	To amend the 2004 Stock Incentive Plan.	☐	☐	☐

3.	The approval (non-binding) of the compensation of the Company's Named Executive Officers.	☐	☐	☐
		1 year	2 years	3 years	ABSTAIN
4.	The approval (non-binding) of executive compensation every one (1) year, two (2) years, or three (3) years.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
5.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

	6.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR  THE AMENDMENT OF THE 2004 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF COMPENSATION FOR EXECUTIVE OFFICERS, FOR THE APPROVAL OF VOTING ON EXECUTIVE COMPENSATION EVERY YEAR, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method
☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date	Signature of Stockholder	Date

■
Note:Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR SHOPPING CENTERS, INC.

June 15, 2011

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.cedarshoppingcenters.com

¯	Please detach along perforated line and mail in the envelope provided.	¯

061511
■ 00033333333330403100 6

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 5 AND
RECOMMENDS THAT STOCKHOLDERS VOTE ONCE EVERY YEAR FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect 8 nominees for Directors
		FOR	AGAINST	ABSTAIN
	James J. Burns	☐	☐	☐

	Raghunath Davloor	☐	☐	☐

	Richard Homburg	☐	☐	☐

	Pamela N. Hootkin	☐	☐	☐

	Paul G. Kirk, Jr.	☐	☐	☐

	Everett B. Miller, III	☐	☐	☐

	Leo S. Ullman	☐	☐	☐

	Roger M. Widmann	☐	☐	☐

2.	To amend the 2004 Stock Incentive Plan.	☐	☐	☐

3.	The approval (non-binding) of the compensation of the Company's Named Executive Officers.	☐	☐	☐
		1 year	2 years	3 years	ABSTAIN
4.	The approval (non-binding) of executive compensation every one (1) year, two (2) years, or three (3) years.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
5.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

	6.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR  THE AMENDMENT OF THE 2004 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF COMPENSATION FOR EXECUTIVE OFFICERS, FOR THE APPROVAL OF VOTING ON EXECUTIVE COMPENSATION EVERY YEAR, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method
☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date	Signature of Stockholder	Date

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Note:Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.
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